Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2018 FOURTH QUARTER AND FULL YEAR

San Antonio, TX, March 5, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and year ended December 31, 2018.

“Throughout 2018 favorable trends in the out-of-home sector, especially in the U.S., have combined with our strategic initiatives to deliver growth across our businesses,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Our commitment to creating smarter out-of-home advertising solutions by expanding our innovative assets, providing data-backed insights and empowering our sales teams are generating superior results for our advertising partners. We believe these strategic investments will provide Clear Channel Outdoor’s experienced new Board of Directors and strong leadership team with the foundation for future growth and success when it becomes a standalone public company.”

“We are pleased to report consolidated revenue, operating income, and adjusted OIBDAN increased for the full year, including the fourth quarter,” said Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. “We believe the steps we have taken to strengthen Clear Channel Outdoor’s operations through the investments in our strategic initiatives and our financial discipline led to the strong results this year and the recent successful refinancing of the $2.2 billion of Senior Subordinated Notes.”

Key Financial Highlights

The Company’s key financial highlights for the fourth quarter of 2018 include:

•	Consolidated revenue increased 2.6%. Consolidated revenue increased 5.0% after adjusting for a $17.3 million impact from movements in foreign exchange rates.

•	Americas revenues increased $23.4 million, or 7.6%.

•	International revenues decreased $4.3 million, or 1.0%. Revenues increased $13.0 million, or 3.1%, after adjusting for a $17.3 million impact from movements in foreign exchange rates.

•	Operating income increased 20.4% to $116.5 million resulting from revenue growth in our Americas business.

•	OIBDAN decreased 0.5%. OIBDAN increased 1.4%, excluding the impact from movements in foreign exchange rates.

The Company’s key financial highlights for 2018 include:

•

Consolidated revenue increased 5.1%. Consolidated revenue increased 4.5%, after adjusting for a $30.5 million impact from movements in foreign exchange rates and the $13.7 million impact of the sale of our business in Canada in the third quarter of 2017.

•	Americas outdoor revenues increased $28.3 million, or 2.4%. Revenues increased $42.0 million, or 3.7%, after adjusting for a $13.7 million impact from the sale of Canada in the third quarter of 2017.

•	International outdoor revenues increased $104.7 million, or 7.3%. Revenues increased $74.2 million, or 5.2%, after adjusting for a $30.5 million impact from movements in foreign exchange rates.

•	Operating income increased 8.4% to $251.8 million.

•	OIBDAN increased 7.1% and increased 7.2%, excluding the impact from movements in foreign exchange rates.

Key Non-Financial Highlights

The Company’s key fourth quarter non-financial highlights include:

•

Adding 29 new digital billboards in the fourth quarter in the United States for a total of 1,285 and 446 new digital displays in the fourth quarter in our International markets for a total of over 13,500 digital displays.

Expanding placement of innovative media assets:

•

Renewing the partnership with Tallahassee International Airport with a five-year contract expansion and planned installation of a new media network, including two LED video walls at arrivals and baggage claim.

•

Extending the agreement with the city of Rio, Brazil for another seven-years to continue operating 2,200 panels and screens. These assets cover some of the most important areas of Rio, including the Ipanema and Copacabana beaches, giving advertisers the ability to reach and engage audiences across the city.

•	Building the UK’s largest single digital OOH network with Adshel Live digital street furniture, which now includes over 1,700 screens throughout the UK.

Bolstering our solutions for advertisers:

•

Partnering with San Diego International Airport with a new ten-year contract that includes cutting-edge digital media. Combining this new contract with the San Diego Metropolitan Transit System contract enables - Americas Outdoor to reach 99% of the San Diego DMA.

•

Announcing Clear Channel Spain’s new two and a half year contract to operate advertising across the “Las Tablas - Sanchinarro” line of the Metro Ligero de Madrid light rail network. The contract extends Clear Channel’s network of advertising solutions across Madrid to include advertising on the network’s stations and stops, and the exterior of trains.

•	Signing the contract with Transdev to operate advertising across the transport network in Saint-Etienne, France.

Winning recognition for campaigns:

•

Earning the OOH Association of America “OOH Ratings-Driven Media Plan Award for the Northern California Honda dealers’ campaign that used RADAR, our industry leading data analytics suite of products, to combine targeted print posters with mobile ads sent to consumers. This campaign resulted in an 80% lift in visitors to participating dealers.

•

Being honored by National League of Cities with the “Service to Cities Award” for Americas Outdoor’s outstanding contributions to cities across the nation through the use of digital billboards to raise awareness of the country’s critical infrastructure gap. This campaign helped municipal governments fight for federal investment.

•

Nivea Receiving the Gold award in the “Best Tactical Campaign” category at Spain’s Eficacia Awards using Clear Channel Spain’s dynamic DOOH campaign. The inventory used a warning system -which reported live pollution, temperature and UV levels - to trigger real time ads inviting consumers to go to the nearest point of sale and purchase the relevant product from Nivea. The campaign generated sales increases of 42% in Barcelona and 23% in Madrid.

GAAP Measures by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Revenue
Americas	$330,158	$306,715	7.6%	$1,189,348	$1,161,059	2.4%
International	417,430	421,689	(1.0)%	1,532,357	1,427,643	7.3%

Consolidated revenue	$747,588	$728,404	2.6%	$2,721,705	$2,588,702	5.1%

Direct Operating and SG&A expenses[1]
Americas	$191,899	$182,149	5.4%	$724,347	$724,926	(0.1)%
International	324,287	317,059	2.3%	1,269,239	1,184,054	7.2%

Consolidated Direct Operating and SG&A expenses[1]	$516,186	$499,208	3.4%	$1,993,586	$1,908,980	4.4%

Operating income
Americas	$98,863	$75,574	30.8%	$298,195	$257,014	16.0%
International	58,819	65,529	(10.2)%	114,919	101,777	12.9%
Corporate[2]	(41,998)	(39,483)	(6.4)%	(156,037)	(148,738)	(4.9)%
Impairment charges	—	(2,568)	(100.0)%	(7,772)	(4,159)	86.9%
Other operating income (expense), net	798	(2,266)		2,498	26,391

Consolidated Operating income	$116,482	$96,786	20.4%	$251,803	$232,285	8.4%

[1]

Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).

[2]

Includes Corporate depreciation and amortization of $1.0 million and $1.0 million for the three months ended December 31, 2018 and 2017, respectively, and $3.9 million and $5.1 million for the years ended December 31, 2018 and 2017, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Revenue excluding movements in foreign exchange
Americas	$330,158	$306,715	7.6%	$1,189,351	$1,161,059	2.4%
International	434,760	421,689	3.1%	1,501,817	1,427,643	5.2%

Consolidated revenue excluding movements in foreign exchange	$764,918	$728,404	5.0%	$2,691,168	$2,588,702	4.0%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$191,900	$182,149	5.4%	$724,353	$724,926	(0.1)%
International	337,548	317,059	6.5%	1,239,406	1,184,054	4.7%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$529,448	$499,208	6.1%	$1,963,759	$1,908,980	2.9%

OIBDAN
Americas	$138,259	$124,566	11.0%	$465,001	$436,133	6.6%
International	93,143	104,630	(11.0)%	263,118	243,589	8.0%
Corporate	(39,238)	(36,028)	(8.9)%	(143,573)	(134,088)	(7.1)%

Consolidated OIBDAN	$192,164	$193,168	(0.5)%	$584,546	$545,634	7.1%

OIBDAN excluding movements in foreign exchange
Americas	$138,258	$124,566	11.0%	$464,998	$436,133	6.6%
International	97,212	104,630	(7.1)%	262,411	243,589	7.7%
Corporate	(39,562)	(36,028)	(9.8)%	(142,529)	(134,088)	(6.3)%

Consolidated OIBDAN excluding movements in foreign exchange	$195,908	$193,168	1.4%	$584,880	$545,634	7.2%

Revenue excluding effects of foreign exchange and revenue from business sold
Americas	$330,158	$306,715	7.6%	$1,189,351	$1,147,379	3.7%
Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$764,918	$728,404	5.0%	$2,691,168	$2,575,022	4.5%
OIBDAN excluding effects of foreign exchange and OIBDAN from business sold
Americas	$138,258	$124,566	11.0%	$464,998	$436,038	6.6%
Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$195,908	$193,168	1.4%	$584,880	$545,539	7.2%

Certain prior period amounts have been reclassified to conform to the 2018 presentation of financial information throughout the press release.

[1]

See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

Fourth Quarter 2018 Results

Consolidated

Consolidated revenue increased $19.2 million, or 2.6%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. Consolidated revenue increased $36.5 million, or 5.0%, after adjusting for a $17.3 million impact from movements in foreign exchange rates.

Consolidated direct operating and SG&A expenses increased $17.0 million, or 3.4%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. Consolidated direct operating and SG&A expenses increased $30.2 million, or 6.1%, in the fourth quarter, after adjusting for a $13.3 million impact from movements in foreign exchange rates.

Consolidated operating income increased 20.4% to $116.5 million during the fourth quarter of 2018 as compared to the fourth quarter of 2017, due to revenue growth in our Americas business.

The Company’s OIBDAN decreased 0.5% to $192.2 million during the fourth quarter of 2018 as compared to the fourth quarter of 2017. The Company’s OIBDAN increased 1.4% in the fourth quarter of 2018 compared to the same period of 2017, after adjusting for movements in foreign exchange rates.

Americas

Americas revenue increased $23.4 million, or 7.6%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. The increase in revenue was due to higher digital, print and airport revenue.

Direct operating and SG&A expenses increased $9.8 million, or 5.4%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. The increase was primarily due to higher employee compensation expense, including variable compensation plans, and higher site lease expense related to higher revenue.

Operating income increased 30.8% to $98.9 million during the fourth quarter of 2018 as compared to the fourth quarter of 2017. OIBDAN increased $13.7 million, or 11.0%.

International

International revenue decreased $4.3 million, or 1.0%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. Revenue increased $13.0 million, or 3.1%, after adjusting for a $17.3 million impact from movements in foreign exchange rates. The increase in revenue is due to growth in multiple countries, including Sweden, France, Spain and Norway, as well as the United Kingdom, primarily from new deployments and digital expansion, offset by a decrease in revenue in China due to lower occupancy, impacted by a general economic slow-down in the country.

Direct operating and SG&A expenses increased $7.2 million, or 2.3%, during the fourth quarter of 2018 as compared to the fourth quarter of 2017. Direct operating and SG&A expenses increased $20.5 million, or 6.5%, after adjusting for a $13.3 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily due to higher site lease expenses and employee compensation in countries experiencing revenue growth.

Operating income decreased 10.2% to $58.8 million during the fourth quarter of 2018 as compared to the fourth quarter of 2017. OIBDAN decreased $11.5 million, or 11.0%. OIBDAN decreased $7.4 million, or 7.1%, during the fourth quarter of 2018, after adjusting for a $4.1 million impact from movements in foreign exchange rates.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenue increased $9.2 million to $330.4 million in the fourth quarter of 2018 compared to the same period in 2017. This increase includes a $12.1 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates, CCIBV revenue increased $21.3 million during the fourth quarter of 2018 as compared to the same period in 2017.

CCIBV’s operating income was $33.8 million in the fourth quarter of 2018 compared to an operating income of $22.4 million in the same period in 2017.

Full Year 2018 Results

Consolidated

Consolidated revenue increased $133.0 million, or 5.1%, during 2018 as compared to 2017. Consolidated revenue increased $116.2 million, or 4.5%, after adjusting for a $30.5 million impact from movements in foreign exchange rates and the $13.7 million impact of the sale of our business in Canada.

Consolidated direct operating and SG&A expenses increased $84.6 million, or 4.4%, during 2018 as compared to 2017. Consolidated direct operating and SG&A expenses increased $68.4 million, or 3.6%, during 2018 as compared to 2017, after adjusting for a $29.8 million impact of movements in foreign exchange rates and the $13.6 million impact of the sale of our business in Canada.

Consolidated operating income increased 8.4% to $251.8 million, during 2018 as compared to 2017. The Company’s OIBDAN increased 7.1% to $584.5 million during 2018 as compared to 2017. After adjusting for the movements in foreign exchange rates and the impact of the sale of our business in Canada, the Company’s OIBDAN increased 7.2% in 2018 compared to 2017.

Americas Outdoor

Americas outdoor revenue increased $28.3 million, or 2.4%, during 2018 as compared to 2017. Revenue increased $42.0 million, or 3.7%, after adjusting for a $13.7 million impact from the sale of our business in Canada. This increase was driven by higher digital and print revenue.

Direct operating and SG&A expenses decreased $0.6 million, or 0.1%, during 2018 as compared to 2017. Direct operating and SG&A expenses increased $13.0 million, or 1.8%, after adjusting for the $13.6 million impact from the sale of our business in Canada. These increases were driven primarily by higher site lease expense and employee compensation, including variable compensation plans.

Operating income increased 16% to $298.2 million during 2018 as compared to 2017 as a result of revenue growth. OIBDAN increased $28.9 million, or 6.6%. OIBDAN increased 6.6% during 2018 as compared to 2017, after adjusting for the $0.1 million impact from the sale of our business in Canada.

International Outdoor

International outdoor revenue increased $104.7 million, or 7.3%, during 2018 as compared to 2017. Revenue increased $74.2 million, or 5.2%, after adjusting for a $30.5 million impact from movements in foreign exchange rates. The increase in revenue is due to growth in multiple countries, including Sweden, China, Spain, Switzerland, Ireland, France, Finland and the United Kingdom, primarily from new deployments and digital expansion.

Direct operating and SG&A expenses increased $85.2 million, or 7.2%, during 2018 as compared to 2017. Direct operating and SG&A expenses increased $55.4 million, or 4.7%, after adjusting for a $29.8 million impact from movements in foreign exchange rates. These increases were primarily driven by higher site lease expenses related to new contracts and higher revenues, as well as higher employee-related expenses in countries experiencing growth.

Operating income increased 12.9% to $114.9 million during 2018 as compared to 2017. OIBDAN increased $19.5 million, or 8.0%. OIBDAN increased $18.8 million, or 7.7%, during 2018 as compared to 2017, after adjusting for a $0.7 million impact from movements in foreign exchange rates.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenue increased $94.4 million to $1,173.6 million in 2018 compared to 2017. This increase includes a $30.1 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates, CCIBV revenue increased $64.3 million during 2018 as compared to 2017.

CCIBV’s operating income was $22.4 million in 2018 compared to operating loss of $10.6 million in 2017. The increase was primarily due to an increase in revenue.

Liquidity and Financial Position

As of December 31, 2018, we had $182.5 million of cash on our balance sheet, including $162.4 million of cash held outside the U.S. by our subsidiaries. For the year ended December 31, 2018, cash provided by operating activities was $187.3 million, cash used for investing activities was $203.6 million, cash provided by financing activities was $40.7 million, and there was a $9.8 million decrease that resulted from the impact from movements in foreign exchange rates on cash. The net increase in cash, cash equivalents and restricted cash from December 31, 2017 was $14.6 million.

Capital expenditures for the year ended December 31, 2018 were $211.1 million compared to $224.2 million for the same period in 2017.

On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders.

At December 31, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. As a result of the voluntary petition by iHeartMedia, iHeartCommunications and certain of their subsidiaries for reorganization under Chapter 11 of the United States Bankruptcy Code (the “iHeart Chapter 11 Cases”), CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note as of December 31, 2017, based on management’s best estimate of the cash settlement amount. As of December 31, 2018 and December 31, 2017, the asset recorded in “Due from iHeartCommunications” on our consolidated balance sheet was $154.8 million and $212.0 million, respectively.

Pursuant to a final order entered by the Bankruptcy Court, as of March 14, 2018, the actual pre-iHeart bankruptcy balance of the Due from iHeartCommunications Note is frozen, and following March 14, 2018, intercompany allocations that would have been reflected in adjustments to the balance of the Due from iHeartCommunications Note are instead reflected in a new intercompany balance that accrues interest at a rate equal to the interest under the Due from iHeartCommunications Note. The Bankruptcy Court approved a final order to allow iHeartCommunications to continue to provide the day-to-day cash management services for us during the iHeart Chapter 11 Cases and we expect it to continue to do so until such arrangements are addressed through the iHeart Chapter 11 Cases. As of December 31, 2018, we owed $21.6 million to iHeartCommunications under the intercompany arrangement with iHeartCommunications. As described in our Annual Report on Form 10-K, pursuant to the Settlement Agreement, we agreed that we will recover 14.44%, or approximately $149.0 million, in cash on our allowed claim of $1,031.7 million under the Due from iHeartCommunications Note. In addition, iHeartCommunications agreed to waive the set-off for the value of the intellectual property transferred, including royalties and the repayment of the post-petition intercompany balance outstanding in favor of the iHeartCommunications as of December 31, 2018.

On June 1, 2018, Clear Channel Outdoor, Inc. (“CCO”), a subsidiary of ours, refinanced the Company’s senior revolving credit facility with a receivables-based credit facility that provides for revolving credit commitments of up to $75.0 million. On June 29, 2018, CCO entered into an amendment providing for a $50.0 million incremental increase of the facility, bringing the aggregate revolving credit commitments to $125.0 million. The facility has a five-year term, maturing in 2023. As of December 31, 2018, the facility had $94.4 million of letters of credit outstanding and a borrowing base of $125.0 million, resulting in $30.6 million of excess availability. Certain additional restrictions, including a springing financial covenant, take effect at decreased levels of excess availability.

In February 2019, a wholly-owned subsidiary of ours issued $2,235.0 million of new 9.25% Senior Subordinated Notes due 2024. Proceeds from the new notes were used to pay and discharge the principal amount outstanding and accrued and unpaid interest on the $275.0 million aggregate principal amount of 7.625% Series A Senior Subordinated Notes Due 2020 and $1,925.0 million aggregate principal amount of 7.625% Series B Senior Subordinated Notes Due 2020 through a redemption date of March 6, 2019.

Conference Call

The Company will host a conference call to discuss results on March 5, 2019 at 4:30 p.m. Eastern Time. The conference call number is (800) 230-1074 (U.S. callers) and (612) 234-9959 (International callers) and the passcode for both is 463556. A live audio webcast of the conference call will also be available on the investor section of www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 463556. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$747,588	$728,404	$2,721,705	2,588,702
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	374,762	370,592	1,470,668	1,409,767
Selling, general and administrative expenses (excludes depreciation and amortization)	141,424	128,616	522,918	499,213
Corporate expenses (excludes depreciation and amortization)	40,998	38,465	152,090	143,678
Depreciation and amortization	74,720	89,111	318,952	325,991
Impairment charges	—	2,568	7,772	4,159
Other operating income (expense), net	798	(2,266)	2,498	26,391

Operating income	116,482	96,786	251,803	232,285
Interest expense	96,724	96,899	388,133	379,701
Interest income (expense) on Due from (to) iHeartCommunications, net	(180)	21,594	393	68,871
Loss on Due from iHeartCommunications	—	(855,648)	—	(855,648)
Equity in earnings (loss) of nonconsolidated affiliates	520	(161)	904	(990)
Other income (expense), net	(13,267)	6,951	(35,297)	28,755

Income (loss) before income taxes	6,831	(827,377)	(170,330)	(906,428)
Income tax benefit (expense)	24,501	293,118	(32,515)	280,218

Consolidated net income (loss)	31,332	(534,259)	(202,845)	(626,210)
Less: Amount attributable to noncontrolling interest	5,679	7,592	15,395	18,138

Net income (loss) attributable to the Company	$25,653	$(541,851)	$(218,240)	$(644,348)

For the three months ended December 31, 2018, foreign exchange rate movements decreased the Company’s revenues by $17.3 million and decreased direct operating expenses by $9.6 million and SG&A expenses by $3.7 million. For the year ended December 31, 2018, foreign exchange rate movements increased the Company’s revenues by $30.5 million and increased direct operating expenses by $23.1 million and SG&A expenses by $6.7 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2018 and December 31, 2017:

(In millions)	December 31, 2018	December 31, 2017
Cash and cash equivalents	$182.5	$144.1
Total current assets	1,015.8	974.2
Net property, plant and equipment	1,288.9	1,395.0
Due from iHeartCommunications	154.8	212.0
Total assets	4,522.0	4,670.8
Current liabilities (excluding current portion of long-term debt)	729.6	656.9
Long-term debt (including current portion of long-term debt)	5,277.3	5,266.7
Stockholders’ deficit	(2,101.7)	(1,858.3)

TABLE 3 - Total Debt

At December 31, 2018 and December 31, 2017, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31, 2018	December 31, 2017
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	375.0	375.0
Other debt	3.9	2.4
Original issue discount	(0.7)	(0.2)
Long-term debt fees	(25.9)	(35.5)

Total debt	5,277.3	5,266.7
Cash	182.5	144.1

Net Debt	$5,094.8	$5,122.6

The current portion of long-term debt was $0.2 million and $0.6 million as of December 31, 2018 and December 31, 2017, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2018 and 2017. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from business sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the third quarter of 2017, we sold our business in Canada. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from the business sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses, excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss).

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating (income) expense, net	Operating income (loss)
Three Months Ended December 31, 2018
Americas	$138,258	$1	$138,259	$—	$39,396	$—	$—	$98,863
International	97,212	(4,069)	93,143	—	34,324	—	—	58,819
Corporate	(39,562)	324	(39,238)	1,760	1,000	—	—	(41,998)
Impairment charges	—	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	—	(798)	798

Consolidated	$195,908	$(3,744)	$192,164	$1,760	$74,720	$—	$(798)	$116,482

Three Months Ended December 31, 2017
Americas	$124,566	$—	$124,566	$—	$48,992	$—	$—	$75,574
International	104,630	—	104,630	—	39,101	—	—	65,529
Corporate	(36,028)	—	(36,028)	2,437	1,018	—	—	(39,483)
Impairment charges	—	—	—	—	—	2,568	—	(2,568)
Other operating expense, net	—	—	—	—	—	—	2,266	(2,266)

Consolidated	$193,168	$—	$193,168	$2,437	$89,111	$2,568	$2,266	$96,786

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Impairment charges	Other operating income, net	Operating income (loss)
Year Ended December 31, 2018
Americas	$464,998	$3	$465,001	$—	$166,806	$—	$—	$298,195
International	262,411	707	263,118	—	148,199	—	—	114,919
Corporate	(142,529)	(1,044)	(143,573)	8,517	3,947	—	—	(156,037)
Impairment charges	—	—	—	—	—	7,772	—	(7,772)
Other operating income, net	—	—	—	—	—	—	(2,498)	2,498

Consolidated	$584,880	$(334)	$584,546	$8,517	$318,952	$7,772	$(2,498)	$251,803

Year Ended December 31, 2017
Americas	$436,133	$—	$436,133	$—	$179,119	$—	$—	$257,014
International	243,589	—	243,589	—	141,812	—	—	101,777
Corporate	(134,088)	—	(134,088)	9,590	5,060	—	—	(148,738)
Impairment charges	—	—	—	—	—	4,159	—	(4,159)
Other operating income, net	—	—	—	—	—	—	(26,391)	26,391

Consolidated	$545,634	$—	$545,634	$9,590	$325,991	$4,159	$(26,391)	$232,285

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Consolidated revenue	$747,588	$728,404	2.6%	$2,721,705	2,588,702	5.1%
Excluding: Effects of foreign exchange	17,330	—		(30,537)	—

Consolidated revenue excluding effects of foreign exchange	$764,918	$728,404	5.0%	$2,691,168	$2,588,702	4.0%

Americas revenue	$330,158	$306,715	7.6%	$1,189,348	$1,161,059	2.4%
Excluding: Effects of foreign exchange	—	—		3	—

Americas revenue excluding effects of foreign exchange	$330,158	$306,715	7.6%	$1,189,351	$1,161,059	2.4%

International revenue	$417,430	$421,689	(1.0)%	$1,532,357	$1,427,643	7.3%
Excluding: Effects of foreign exchange	17,330	—		(30,540)	—

International revenue excluding effects of foreign exchange	$434,760	$421,689	3.1%	$1,501,817	$1,427,643	5.2%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Consolidated direct operating and SG&A expenses	$516,186	$499,208	3.4%	$1,993,586	$1,908,980	4.4%
Excluding: Effects of foreign exchange	13,262	—		(29,827)	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$529,448	$499,208	6.1%	$1,963,759	$1,908,980	2.9%

Americas direct operating and SG&A expenses	$191,899	$182,149	5.4%	$724,347	$724,926	(0.1)%
Excluding: Effects of foreign exchange	1	—		6	—

Americas direct operating and SG&A expenses excluding effects of foreign exchange	$191,900	$182,149	5.4%	$724,353	$724,926	(0.1)%

International direct operating and SG&A expenses	$324,287	$317,059	2.3%	$1,269,239	$1,184,054	7.2%
Excluding: Effects of foreign exchange	13,261	—		(29,833)	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$337,548	$317,059	6.5%	$1,239,406	$1,184,054	4.7%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Corporate Expense	$40,998	$38,465	6.6%	$152,090	$143,678	5.9%
Excluding: Non-cash compensation expense	(1,760)	(2,437)		(8,517)	(9,590)

Corporate Expense excluding non-cash compensation expense	$39,238	$36,028	8.9%	$143,573	$134,088	7.1%
Excluding: Effects of foreign exchange	$324	$—		$(1,044)	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$39,562	$36,028	9.8%	$142,529	$134,088	6.3%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Consolidated revenue	$747,588	$728,404	2.6%	$2,721,705	$2,588,702	5.1%
Excluding: Revenue from business sold	—	—		—	(13,680)
Excluding: Effects of foreign exchange	17,330	—		(30,537)	—

Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$764,918	$728,404	5.0%	$2,691,168	$2,575,022	4.5%

Americas revenue	$330,158	$306,715	7.6%	$1,189,348	$1,161,059	2.4%
Excluding: Revenue from business sold	—	—		—	(13,680)
Excluding: Foreign exchange increase	—	—		3	—

Americas revenue, excluding effects of foreign exchange and revenue from business sold	$330,158	$306,715	7.6%	$1,189,351	$1,147,379	3.7%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Consolidated direct operating and SG&A expenses	$516,186	$499,208	3.4%	$1,993,586	$1,908,980	4.4%
Excluding: Operating expenses from business sold	—	—		—	(13,585)
Excluding: Effects of foreign exchange	13,262	—		(29,827)	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$529,448	$499,208	6.1%	$1,963,759	$1,895,395	3.6%

Americas direct operating and SG&A expenses	$191,899	$182,149	5.4%	$724,347	$724,926	(0.1)%
Excluding: Operating expenses from business sold	—	—		—	(13,585)
Excluding: Foreign exchange increase	1	—		6	—

Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$191,900	$182,149	5.4%	$724,353	$711,341	1.8%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from business sold to, Consolidated and Segment Operating Income (Loss)

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2018	2017		2018	2017
Consolidated operating income	$116,482	$96,786	20.4%	$251,803	$232,285	8.4%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	—		—	(95)
Excluding: Effects of foreign exchange	3,744	—		334	—
Excluding: Non-cash compensation expense	1,760	2,437		8,517	9,590
Excluding: Depreciation and amortization	74,720	89,111		318,952	325,991
Excluding: Other operating (income) expense, net	(798)	2,266		(2,498)	(26,391)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$195,908	$193,168	1.4%	$584,880	$545,539	7.2%

Americas Outdoor operating income	$98,863	$75,574	30.8%	$298,195	$257,014	16.0%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	—		—	(95)
Excluding: Effects of foreign exchange	(1)	—		(3)	—
Excluding: Depreciation and amortization	39,396	48,992		166,806	179,119

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$138,258	$124,566	11.0%	$464,998	$436,038	6.6%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 44 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and over 13,500 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic condition; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our dependence on our management team and other key individuals; our ability to obtain key municipal concessions; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the United States and in other countries in which we currently do business; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; restrictions on outdoor advertising of certain products; capital expenditure requirements; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the identification of a material weakness in our internal controls over financial reporting; our relationship with iHeartCommunications, including its ability to elect all of the members of our board of directors and its ability as our controlling stockholder to determine the outcome of matters submitted to our stockholders and certain additional matters governed by intercompany agreements between us; the risks and uncertainties associated with the iHeart Chapter 11 Cases on us and iHeartCommunications, our primary direct or indirect external source of capital, which is operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court; the obligations and restrictions imposed on us by our agreements with iHeartCommunications; the risk that we may be unable to replace the services iHeartCommunications provides us in a timely manner or on comparable terms; the risk that the iHeart Chapter 11 Cases may result in unfavorable tax consequences for us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; risks related to the consummation of the Separation or to the fact that the Separation may not be consummated; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and the effect of credit ratings downgrades. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.